UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2022 (June 29, 2022)

Tredegar Corporation

(Exact name of registrant as specified in its charter)

Virginia	1-10258	54-1497771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 330-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	TG	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 29, 2022, Tredegar Corporation (the “Company”), as borrower, entered into a Second Amended and Restated Credit Agreement (the “Second A&R Credit Agreement”) with the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), Citizens Bank, N.A. and PNC Bank, National Association, as co-syndication agents, and Bank of America, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association, as co-documentation agents, and the other lenders party thereto (collectively, the “Lenders”). Subject to certain terms and conditions, (i) the Lenders have committed to providing the Company with a $375,000,000, five-year, revolving, secured credit facility and (ii) the Company may increase the original principal amount of the Second A&R Credit Agreement by an additional $100,000,000. Additionally, certain of the Company’s material domestic subsidiaries, as guarantors (the “Guarantors”), entered into a separate guaranty agreement (the “Guaranty”), pursuant to which the Guarantors guarantee to the Lenders all of the obligations of the Company and each other Guarantor under the Second A&R Credit Agreement, any notes and the other loan documents, including any obligations under hedging and treasury management arrangements. The Second A&R Credit Agreement amends and restates the Company’s revolving, secured credit agreement with the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent, dated June 28, 2019, as amended by Amendment No. 1, dated as of December 1, 2020, and Amendment No. 2, dated as of November 22, 2021.

Financial highlights of the Second A&R Credit Agreement include the following:

•

new interest rate indices for select non-U.S. dollar borrowings, including borrowings denominated in euro, Pounds Sterling, Swiss Francs and Japanese Yen (“Foreign Currency Borrowings”) as set forth in the Second A&R Credit Agreement;

•

a credit spread for SOFR-based revolving loans denominated in U.S. dollars and Foreign Currency Borrowings ranging from 1.50% at a total net leverage ratio (as defined in the Second A&R Credit Agreement) of less than or equal to 1.00x, to 2.00% at a total net leverage ratio of greater than 3.50x; and

•	debt covenants including, among others:

•	a maximum total net leverage ratio of 4.00x computed each quarter on a trailing four-quarter basis;

•

a minimum interest coverage ratio (consolidated EBITDA-to-consolidated interest expense, as defined in the Second A&R Credit Agreement) of 3.00x computed each quarter on a trailing four-quarter basis; and

•

unlimited payments for dividends and stock repurchases during the term of the Second A&R Credit Agreement so long as the total net leverage ratio is equal to or less than 2.00x, and otherwise restrictions on payments for dividends and stock repurchases for the term of the Second A&R Credit Agreement at $75 million (provided that the $75 million basket will reset at the end of each fiscal quarter when the total net leverage ratio is less than or equal to 2.00x).

The Company and the Guarantors also entered into a separate pledge and security agreement (the “Security Agreement”), pursuant to which the Company and the Guarantors pledge all or substantially all of their assets, including equity in their direct domestic subsidiaries and certain material first-tier foreign subsidiaries, in favor of the Lenders as collateral for the obligations under the Second A&R Credit Agreement, any notes and the other loan documents. From time to time, the Company may be required to cause additional material domestic subsidiaries to become guarantors under the Guaranty and grantors under the Security Agreement and to cause the equity of additional material first-tier foreign subsidiaries to be pledged in favor of the Agent for the benefit of the Lenders.

The Second A&R Credit Agreement provides for revolving credit loans to the Company in multiple currencies. Such borrowings will bear interest at a rate per annum equal to, at the option of the Company, (i) the Alternate Base Rate (defined as the greatest of (a) prime rate in effect on such day, (b) the federal funds rate plus 1⁄2 of 1% or (c) the Adjusted Term SOFR Rate (defined as the forward looking term rate based on SOFR plus 0.10%) for a one month interest period plus 1%), (ii) the Adjusted Term SOFR Rate, for borrowings denominated in dollars (iii) the Adjusted EURIBO Rate (defined as the euro interbank offered rate multiplied by a statutory reserve rate), for borrowings denominated in euro, (iv) the Adjusted TIBO Rate (defined as the Tokyo interbank offered rate multiplied by a statutory reserve rate), for borrowings denominated in yen, or (v) the Adjusted Daily Simple RFR (defined as the Daily Simple RFR (as defined in the Second A&R Credit Agreement) plus a credit spread adjustment) for borrowings denominated in Pounds Sterling and Swiss Francs. Each of the Alternate Base Rate, Adjusted Term SOFR Rate, Adjusted EURIBO Rate, Adjusted TIBO Rate, and Adjusted Daily Simple RFR will have a margin added determined by the Company’s total net leverage ratio. Loans bearing interest at the Alternate Base Rate may only be made in dollars. The Second A&R Credit Agreement also permits the issuance of letters of credit and swingline loans.

The Second A&R Credit Agreement contains representations, warranties, covenants, terms and conditions customary for transactions of this type, including maximum total net leverage ratio and minimum interest coverage ratio financial covenants, limitations on liens, incurrence of debt, investments, mergers and asset dispositions, covenants to preserve corporate existence and comply with laws, covenants on the use of proceeds of the credit facility and default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants, cross-defaults and guarantor defaults. The occurrence of an event of default under the Second A&R Credit Agreement could result in all loans and other obligations becoming immediately due and payable and the facility being terminated.

The Company and its affiliates regularly engage the Lenders to provide other banking services. All of these engagements are negotiated at arm’s length.

The foregoing description of the Second A&R Credit Agreement, the Guaranty and the Security Agreement is not complete and is qualified in its entirety by reference to the entire Second A&R Credit Agreement, the Guaranty and the Security Agreement, copies of which are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

4.1	Second Amended and Restated Credit Agreement, dated as of June 29, 2022, among Tredegar Corporation, as borrower, the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent, Citizens Bank, N.A. and PNC Bank, National Association, as co-syndication agents, and Bank of America, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association, as co-documentation agents, and the other lenders party thereto.

4.2	Second Amended and Restated Guaranty, dated as of June 29, 2022, by and among the subsidiaries of Tredegar Corporation listed on the signature pages thereto in favor of JPMorgan Chase Bank, N.A., as administrative agent, for the ratable benefit of the Holders of Guaranteed Obligations (as defined therein).

4.3	Second Amended and Restated Pledge and Security Agreement, dated as of June 29, 2022, by and among Tredegar Corporation and the subsidiaries of Tredegar Corporation listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as administrative agent, for the ratable benefit of the Secured Parties (as defined therein).

104	Cover Page Interactive Data File (formatted in iXBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: June 30, 2022	By:	/s/ D. Andrew Edwards
D. Andrew Edwards
Vice President and Chief Financial Officer

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